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                                             Exhibit (23)

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration
Statements on Form S-3 (No. 33-48258, No. 33-49285, No. 33-
64453, No. 333-31759, No. 333-56964, No. 333-108562 and No.
333-111726), Form S-4 (No. 33-48891 and No. 333-74572), and
S-8 (No. 33-5803, No. 33-35214, No. 33-56499, No. 33-65033,
No. 33-65035, No. 333-57729, No. 333-57659, No. 333-57663,
No. 333-57665, No. 333-23371, No. 333-43526, No. 333-43524,
and No. 33364366), of Eastman Kodak Company of our report dated February 10, 2004 and March 8, 2004, relating to the financial statements and financial statement schedule, which appears in this Annual Report on Form 10-K.




PricewaterhouseCoopers LLP
Rochester, New York
March 15, 2004